Exhibit 99.1

PRESS

RELEASE

September 28, 2017

FOR IMMEDIATE RELEASE

BankGuam Holding Company Announces Public Offering of its Common Stock

Proceeds to Support Continued Growth of the Company and Subsidiaries

September 28, 2017, Hagatna, Guam – BankGuam Holding Company (the “Company”) (OTC Pink marketplace: BKGMF), parent company of Bank of Guam (the “Bank”), announced today that it intends to raise up to $20 million in capital to support future growth through a direct public offering of the Company’s common stock at a price of $12.25 per share (the “Offering”), subject to market and other conditions.

The Offering price of $12.25 per share will remain fixed for the duration of the offering. The minimum investment for a single investor is $50,000. There is no minimum number of shares that must be sold for the Company to complete the offering.

The Offering is a direct public offering conducted on a self-underwritten, “best-efforts” basis by certain of the Company’s officers and directors.

Lou A. Leon Guerrero, Board Chair, President and Chief Executive Officer stated, “The additional capital will increase our capital levels, expanding our capacity to grow the institution.”

The Company is a Guam corporation organized in 2011 and is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company provides a wide range of banking services through Bank of Guam, its wholly owned subsidiary and principal asset.

Bank of Guam is a Guam-chartered bank headquartered at 111 West Chalan Santo Papa in Hagatna, Guam 96910. It was incorporated in March 1972 and opened for business in December of that year. The Bank operates through 23 full-service branch offices, including 12 in Guam; two in Saipan and one each in Tinian and Rota, all in the Commonwealth of the Northern Mariana Islands; one in the Republic of Palau; one each in the States of Yap, Chuuk, Pohnpei and Kosrae in the Federated States of Micronesia; one in the Republic of the Marshall Islands; and one in San Francisco, California.

The Company will host investor presentations in Guam and in Saipan to discuss the Offering, as well as the financial results of the Company and its subsidiaries, including the Bank. In Guam, the presentations will be made at the Hilton Resort and Spa (Micronesia Ballroom), Tumon, Guam on Thursday, October 12, 2017, from 8:30 a.m. to 10:00 a.m. and again from 10:30 a.m. to 12 noon, and on Tuesday, October 17, 2017, from 1:30 p.m. to 3:00 p.m. and 3:30 p.m. to 5:00 p.m. To register for the presentations please visit https://bghcstockpresentation.eventbrite.com.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Offering will be made only by means of a prospectus included in the registration statement (the “prospectus”), copies of which are available on the Bank of Guam website, www.bankofguam.com, under Investor Relations. Copies of the prospectus may also be obtained by contacting BankGuam Holding Company, Attn: Bank of Guam Trust Services, 7th Floor Bank of Guam Building, 111 W. Chalan Santo Papa, Hagatna, Guam, 96910 or by calling 671-472-5743 or by email to trustservices@bankofguam.com.

Forward-Looking Statements

The above text contains forward-looking statements about future events, including statements related to the Company’s expectations regarding the timing, size and completion of the Offering. The Company cautions investors not to place undue reliance on these statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic and market conditions, changes in interest rates, regulatory considerations, competition, and the receipt of required regulatory approvals. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. For more information about these factors, please see the “Risk Factors” section in the prospectus and in our reports filed with or furnished to the SEC, including our most recent Quarterly Report on Form 10-Q on file with the SEC. We undertake no duty, and specifically disclaim any duty, to update or revise any forward-looking statements in this press release, except as required by applicable law.

CONTACT:	BankGuam Holding Company William D. Leon Guerrero, EVP and COO (671) 472-5273